Exhibit 10.18

1.	PURPOSE

The purpose of the Motricity, Inc. (the “Company”) Corporate Incentive Plan (the “Plan”) is to drive a culture focused on organizational performance. The Plan is intended to deliver “pay-for-performance” through annual incentive payments based on overall Company performance. The Plan is intended to provide all eligible employees (the “Participants”) with additional compensation for their contribution to the achievement of the Company’s objectives, encouraging and stimulating superior performance by such individuals, and assisting and retaining highly qualified employees.

2.	DEFINITIONS

Definitions for specific terms used within this Plan document are identified below.

A.	“Adjusted EBITDA” means the Company’s Fiscal Year consolidated net income before interest income and expense, provision for income taxes, depreciation and amortization, fair value adjustments for warrants and stock compensation as defined and calculated in accordance with its currently employed accounting policies, methods and practices employed by the Company (consistent with U.S. generally accepted accounting principles (“GAAP”)) in the preparation of its consolidated financial statements and its Budget. For the avoidance of doubt, Adjusted EBITDA will be identical to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) with the sole two exceptions being that Adjusted EBITDA excludes (i) expenses associated with the Company’s stock compensation; and (ii) fair value adjustments for warrants. For clarification purposes, Adjusted EBITDA includes, without limitation, (i) restructuring costs; (ii) other income/expense, with the sole exception being income/expense for fair value adjustments for warrants; and (iii) expenses associated with payments under this Plan, the Sales Incentive Plan, as well as all other incentive plans.

B.	“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Compensation Committee.

C.

“Base Salary” will be equal to the Participant’s annual base salary paid effective December 31st for the year in which the Bonus Award is earned. Base Salary is determined before reductions for contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended. If a Participant’s bonus level or Base Salary changes during the year, then the Base Salary will be prorated for the portion of the year to reflect the change in bonus level and/or Base Salary. Participants currently eligible for the Plan receiving a promotion with an increase and/or change in their target Bonus Award will have their target Bonus Award prorated accordingly. Base Salary does not include, without limitation and to the extent applicable, (i) financial awards under the Plan; (ii) variable compensation such as incentive awards, commissions or spot bonuses if any; (iii) imputed income from such programs as life insurance, auto allowance, or non-recurring earnings such as moving or relocation expenses, allowances or perquisites; (iv) stock-related compensation; or (v) overtime, unless required to be included in Base Salary for purposes of the Plan, in accordance with applicable law.

D.	“Board” means the Board of Directors of the Company.

E.	“Bonus Award” is the cash payment that may be earned by Participant, subject to the eligibility requirements set forth in Section 3 and the, achievement by the Company of Financial Targets.

F.	“Budget” means the Company’s Fiscal Year budget as approved by the Board.

G.	“Cause” means with respect to a Participant’s termination, the Participant’s: (i) failure to perform substantially all of his or her duties; (ii) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or of willful dishonesty towards the Company or any of its Affiliates; (iv) willful misconduct or negligence resulting in a material economic harm to the Company or any of its Affiliates; (v) violation of a federal or state securities law or regulation; (vi) dishonesty detrimental to the best interests of the Company or any of its Affiliates; (vii) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its Affiliates; (viii) willful disloyalty to the Company or any of its Affiliates; (ix) violation, as determined by the Company’s Board of Directors based on opinion of its counsel, by Participant of any securities or employment laws or regulations (x) use of a controlled substance without a prescription or the use of alcohol which impairs Participant’s ability to carry out Participant’s duties and responsibilities; or (xi) material violation by a Participant of the Company’s policies and procedures or any breach of any agreement between the Company and Participant.

H.	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

I.	“Company” means Motricity, Inc. and its subsidiaries and their successors and assigns.

J.	“Compensation Committee” means the Compensation Committee of the Board, which has the authority to approve and amend the Plan if it deems such change(s) is/are in the interest of the Company.

K.	“Financial Targets” are the financial targets of the Company established by the Board for the Fiscal Year as described in Section 5.

L.	“Fiscal Year” means the Company’s fiscal year beginning January 1st and ending December 31st.

M.	“Management Committee” consists of the Company’s (i) Chief Executive Officer, (ii) President & Chief Operating Officer, (iii) Chief Financial Officer, (iv) General Counsel and (v) Chief Human Resources Officer.

N.	“Non-Exempt Employee” means an employee who receives hourly wages as determined under the Fair Labor and Standards Act and the wage and hours law of the applicable state.

O.	“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

P.	“Recoupment” is a compensation recovery method, provided under the Plan and only applicable to officers that are reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, to recover all (or a portion) of a prior Bonus Award based on correction or restatement of the Company’s audited financial statements or other factor affecting Financial Targets.

Q.	“Revenue” means the Company’s Fiscal Year revenue in accordance with the currently employed accounting policies, methods and practices employed by the Company (consistent with GAAP) and the preparation of its consolidated financial statements and its Budget.

R.	“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

S.	“Working Capital” means the Company’s monthly average of (i) accounts receivable minus (ii) account payable minus (iii) other accrued liabilities for the Company’s Fiscal Year expenses, in accordance with the currently employed accounting policies, methods and practices employed by the Company (consistent with GAAP) and the preparation of their respective consolidated financial statements and in the Company’s Budget.

3.	ELIGIBILITY

In order to be eligible to participate in the Plan and receive a Bonus Award, a Participant must be a full-time active employee and working in a bonus eligible position for at least ninety (90) consecutive days during that Fiscal Year. “Full-Time” is defined as working thirty-five (35) or more hours per week, and have executed all required Company documents. Contingency workers, including, without limitation, temporaries, part-time employees, contractors, consultants and outsourced work teams are not eligible for participation in the Plan. Employees who transfer into or out of a Bonus Award eligible position during the Fiscal Year will be eligible for a prorated Bonus Award as described in Section 4 below as long as all other criteria under this Plan are met. In order to be eligible to participate in the Plan and/or to receive any payout, Participants will not be able to participate simultaneously in the Company’s Sales Incentive Plan and/or other incentive plans (with the exception of eligibility for spot bonuses). To the extent that there is any conflict between this Plan and the Company’s Sales Incentive Plan and/or any other incentive plans, this Plan will govern.

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Good Standing: Participants must be actively employed and in good standing (and otherwise in compliance with the Company’s policies and procedures) on the actual bonus pay date in order to receive a payout. Participants placed on a performance improvement plan or in corrective action status as a result of poor performance during the Fiscal Year, but that return to “Good Standing” status prior to the bonus payment date will only be eligible for a prorated incentive payout for that Fiscal Year at the discretion of the Management Committee. If the employee’s status returns to “Good Standing” in the new year, eligibility for full participation in the Plan will be reinstated for the new year going forward, but the employee will not be entitled to a Bonus Award for any period while not in “Good Standing”. As a condition of the receipt of any Bonus Award, the Participant shall be required to certify (or shall be deemed to have certified) at the time of receipt in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any behavior that would result in a Termination for Cause.

•	Voluntary Separation: If a Participant voluntarily separates from Motricity after the end of the Fiscal Year, but prior to the payout date, then the award is forfeited.

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Involuntary Separation: Participants terminated for Cause prior to the payout date will irrevocably forfeit any Bonus Award under the Plan. The determination of “Cause” will be made by the Company in its sole discretion. In the event Participant employees are separated from the Company, as a result of Company action, such as a reduction in force or redundancy action, then such payouts will be forfeited and any severance payments received will be considered payment in full.

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Forfeiture of Bonus Award: If a Participant’s termination of employment occurs prior to the date of the Bonus Awards are actually paid out, then the Participant will not be entitled to any bonus payment for the Fiscal Year during which the termination occurs, except as may otherwise be provided under the terms of the Plan or as determined by the Compensation Committee in its sole and absolute discretion. Bonus Awards are not considered earned until they are approved by the Compensation Committee and are actually paid by the Company. Consequently, a Participant whose employment with the Company is voluntarily or involuntarily terminated prior to the actual Bonus Award payment date will be deemed ineligible for payment of the Bonus Award.

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Sales Incentive Plan: Sales Representatives are not eligible under this Plan, however, they may be eligible under the Company’s Sales Incentive Plan. “Sales Representatives” means an employee whose primary function is directly engaged in “selling” the Company’s products and services to its customers.

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Other Cash Incentives and/or Plans: Without exception, Participants will not be eligible to receive any cash incentive other than those contemplated in this Plan without approval of the Management Committee within limitations of the Budget.

Participation in this Plan is at the Company’s discretion and the Compensation Committee may, at its sole and absolute discretion, decide to alter, modify or amend the Plan.

4.	PRORATED BONUS AWARDS

A Participant will earn a Bonus Award based on the amount of time the eligible Participant is actively and continuously employed full-time in an eligible position during the Fiscal Year subject to meeting the eligibility requirements under Section 3.

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New Hires and Rehires: The Bonus Award will be prorated based upon actual salary earned during the Fiscal Year relative to annual salary. For example, a Participant initially hired on July 1st would be eligible for 50% of the annual Bonus Award. In the case of rehires, there is no credit for prior service and the rehire date must occur on or before October 3rd in order for the Participant to be eligible under the Plan for the Fiscal Year.

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Leaves of Absence: Time taken during a leave of absence is not credited toward eligibility for a Bonus Award; therefore, awards will be prorated for the length of time on leave of absence. Furthermore, payments of Bonus Awards are not considered earned and payable unless and until the Participant returns to work, with the exception of military leave. If the leave of absence lasts nine months or more during the Fiscal Year, then the Participant will not have met the 90-day eligibility required to earn a bonus for that Fiscal Year.

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Promotions and Demotions: If the action results in a movement from one bonus-eligible position to another bonus-eligible position (with either a higher or lower bonus target) a prorated Bonus Award will be calculated. The Bonus Award will be calculated separately by factoring the time in each bonus eligible position by the corresponding bonus target and base pay during the Participant’s tenure in each position. However, if a Participant is both promoted and later demoted during the fiscal year, the Participant’s entire bonus eligibility and bonus target percent will be determined by the lower grade.

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Move from Bonus-Eligible Position to a Non-Bonus Eligible Position: The Bonus Award will be prorated based upon the time in a bonus-eligible position as long as the Participant was in the position for a minimum of ninety (90) consecutive days during the Fiscal Year. The Bonus Award will be based upon the base salary and the annual bonus target while in the bonus-eligible position.

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Move from Non-Bonus-Eligible Position to a Bonus-Eligible Position: The Bonus Award will be prorated based on the time worked, the corresponding bonus target, and the base salary in effect while in the bonus-eligible position as long as the Participant was in the eligible position for a minimum of ninety (90) consecutive days during the Fiscal Year.

5.	FINANCIAL TARGETS AND MINIMUM FINANCIAL TARGETS

The Financial Targets established for the Plan consist of Adjusted EBITDA, Revenue and Working Capital amounts approved by the Compensation Committee for the Fiscal Year. The Company must achieve the Minimum Financial Targets consisting of the Adjusted EBITDA and Revenue amounts approved by the Compensation Committee for the Fiscal Year in order for any payout to occur under the Plan (the “Minimum Financial Targets”).

The Financial Targets and Minimum Financial Targets for the Plan Year are set forth in (i) Exhibit A for Participants who are Senior Director level and below and (ii) Exhibit B for Participants who are Vice President level and above.

The Board may, in its sole discretion, at any time prior to the final determination of Bonus Awards, increase, decrease, otherwise adjust performance measures, targets, and payout ranges used hereunder as a result of extraordinary or non-reoccurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisitions or reorganization affecting the Company and its subsidiaries or such other material change in the Company’s business or eliminate a Bonus Award if such change(s) is/are desirable in the interests of equitable treatment of the Participants and the Company. The Management Committee will implement such change(s) for immediate incorporation into the Plan.

6.	COMPUTATION AND DISBURSEMENT OF FUNDS

The Plan is designed to fund annual Bonus Awards if the Company meets but does not exceed the Financial Targets for the full year. Further, the aggregate amount of Bonus Awards for all Participants for the full year would equal the amount contained in the Budget for payout under this Plan.

Company performance will be assessed and measured after the end of the Plan Fiscal Year in order to determine annual Bonus funding and Awards. Subject to achievement of the Minimum Financial Targets set forth in Exhibits A and B, Bonus funding and Awards will be determined by the Company’s performance relative to the Financial Targets also set forth in Exhibits A and B. In the event the Company fails to achieve the Minimum Financial Targets, then Participants will not receive a Bonus Award for the year.

The calculation of Adjusted EBITDA, Revenue and Working Capital will be based upon the Company’s audited financial statements for the year, subject to review and approval by the Board in its sole discretion. Without exception, unaudited financials will not be used to measure achievement of the Financial Targets.

For positions below the level of Vice President, the Company will provide differentiated bonus awards based on performance achievement against each employee’s personal goals. It will execute bonus awards inside of the bonus pool funding thresholds defined inside this Plan as approved by the Compensation Committee. The Management Committee will conduct a full performance calibration process as part of the Company’s annual performance review which will yield an aggregated and individualized view into the achievements of the prior fiscal year.

As soon as practical after the close of the Fiscal Year, the Company’s Chief Financial Officer will calculate the Company’s actual audited achieved performance relative to the Financial Targets and the proposed Bonus Awards under the Plan. The proposed Bonus Award, a list of eligible Participants and their Bonus eligible Base Salary and their proposed Bonus Award will be presented to the Compensation Committee by no later than sixty (60) days of the end of the Fiscal Year and once approved, the Bonus Award will be paid to all Participants by March 31st of the calendar year following the Fiscal Year for which the Bonus Awards are earned. If the approval from the Compensation Committee occurs after March 31st of the following Fiscal Year, then the Bonus Award payouts will occur on the next scheduled pay cycle following approval, but no later than June 30th of the calendar year following the Fiscal Year for which the Bonus Awards are earned. If prorated Bonus Awards are granted, then such Bonus Awards will be paid in the same manner at the same time as all the other Bonus Award payouts.

Notwithstanding anything to the contrary in this Plan, if the Compensation Committee determines, in its sole and absolute discretion, that calculations underlying the Financial Targets, including but not limited to mistakes in the Company’s audited financial statements for the year, were incorrect, then the Compensation Committee may (i) adjust Bonus Awards (upward or downward); or (ii) initiate a Recoupment.

Income, employment and any other applicable taxes will be withheld from any Bonus Award payments required under the Plan to the extent determined by the Company in accordance with applicable law and remitted to the appropriate tax authority.

7.	TARGET BONUS PERCENTAGES

Target Bonus Percentages by position or job level are provided in Exhibit C.

8.	ADMINISTRATION

Subject to Sections 3, 5 and 6, the Management Committee will have the authority to administer and make all decisions and exercise all rights of the Company with respect to this Plan, including, the authority (i) to determine eligibility hereunder; (ii) related to rules and regulations for the administration of the Plan; and (iii) to decide any questions and settle controversies and disputes with employees that may arise in connection with the Plan. For the avoidance of doubt, the Compensation Committee will have the sole authority to interpret the provisions of the Plan. The Management Committee will provide the Compensation Committee, no less than once during the Fiscal Year, a summary of significant recurring questions, controversies and disputes (if any) that may have arisen in connection with the Plan during the preceding Fiscal Year. The Compensation Committee will have the authority to rely upon any reports prepared by the auditors and conclusively determine whether Participants have earned Bonus Awards hereunder. The members of the Board and Compensation Committee will not be liable for any actions or determinations made with respect to their duties under this Plan.

In the event of a claim or dispute brought forth by a Participant, the decision of the Management Committee as to the facts in the case and meaning and intent of any provision of the Plan, or its application, will be final, binding, and conclusive. In the case of claims or disputes brought by a Participant that is a member of the Management Committee, such decisions will be made by the Compensation Committee.

9.	GENERAL PROVISIONS

A Participant’s rights under the Plan will not be assignable, either voluntarily or in-voluntarily by way of encumbrance, pledge, attachment, level or charge of any nature (except as may be required by state or federal law).

Nothing in the Plan will require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of a financial award. No Participant, beneficiary or other person will have any right, title or interest in any amount awarded under the Plan prior to the payment of such award to him or her, or in any property of the Company or its subsidiaries.

Participation in this Plan will not confer upon any Participant any right to continue in the employ of the Company nor interfere in any way with the right of the Company to terminate any Participant’s employment at any time. The Company is under no obligation to continue the Plan in future fiscal years.

EXHIBIT A

Plan Financial Targets for Senior Director Level and Below

The Financial Targets for Fiscal Year will be as follows (the “Financial Target(s)”):

ADJUSTED EBITDA: ***

REVENUE: ***

Minimum Targets

No payout will be made to Participants unless the Company achieves (i) a minimum Adjusted EBITDA of 80% of the aforementioned Financial Target for Adjusted EBITDA; and (ii) a minimum Revenue of 95% of the aforementioned Financial Target for Revenue.

Bonus Pool

Subject to achievement of Minimum Targets, the funding of the Bonus Award pool (the “Bonus Pool”) for Participant’s will be calculated as described below. Actual bonus awards for each Participant will be determined based on fiscal year achievement of personal and Company goals. Company will calibrate talent to ensure differentiated rewards based on performance.

i)	60% of Bonus Pool will be funded based on Adjusted EBITDA

•	Pool funding % will be 0% if actual Adjusted EBITDA achieved is below 80% of the Financial Target for Adjusted EBITDA.

•	Pool funding will be 30% if actual Adjusted EBITDA achieved exceeds 80% of the Financial Target for Adjusted EBITDA, but is less than 90% of the Financial Target for Adjusted EBITDA.

•	Pool funding % will be 60% if actual Adjusted EBITDA achieved exceeds 90% of the Financial Target for Adjusted EBITDA, but is less than 100% of the Financial Target for Adjusted EBITDA.

•	Pool funding % will be 100% if actual Adjusted EBITDA achieved is equal to 100% of the Financial Target for Adjusted EBITDA.

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For each additional 3% of actual Adjusted EBITDA achieved beyond 100% of the Financial Target for Adjusted EBITDA, the Adjusted EBITDA bonus pool funding will increase by 5%. Under no circumstance will Adjusted EBITDA pool funding exceed 150%.

Illustrative Table:

% of Financial Target Achieved	Adjusted EBITDA Bonus Pool Funding %
<80%	0%
>=80%	30%
>=90%	60%
>=100%	100%
>=115%	125%
>=130%	150%

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.

ii)	40% of the Bonus Pool will be funded based on Revenue

•	Pool funding % will be 0% if actual Revenue achieved is below 95% of the Financial Target for Revenue.

•	Pool funding % will be 60% if actual Revenue achieved exceeds 95% but is less than 100% of the Financial Target for Revenue.

•	Pool funding % will be 100% if actual Revenue achieved is equal to 100% of the Financial Target for Revenue.

•	For each additional 1% of actual Revenue achieved beyond the Financial Target for Revenue, the Revenue bonus pool funding will increase by 5%.

•	Under no circumstance will Actual Revenue pool funding exceed 150%.

Illustrative Table:

% of Financial Target Achieved	Revenue Bonus Pool Funding%
<95%	0%
>=95%	60%
>=100%	100%
>=105%	125%
>=110%	150%

Bonus Pool Funding Examples:

	Adj. EBITDA	Revenue	Bonus Pool Funding %
Weighting	60%	40%

Scenario 1 – Adjusted EBITDA and Revenue below Minimum Target

Results	85%	90%	0%
Pool Funding%	0%	0%

Scenario 2 – Adjusted EBITDA and Revenue meets Financial Target

Results	100%	100%	100%
Pool Funding %	100%	100%

Scenario 3 – Adjusted EBITDA meets Financial Target and Revenue exceeds Financial Target

Results	100%	105%	110%
Pool Funding %	100%	125%

Scenario 4 – Adjusted EBITDA exceeds Financial Target and Revenue slightly below Financial Target (but above Minimum Target)

Results	115%	95%	99%
Pool Funding %	125%	60%

Participant’s Bonus Award

Subject to the achievement of the Minimum Targets and the Bonus Pool, actual Bonus Awards for each Participant will be determined based on Fiscal Year achievement of personal and Company goals. The Company will calibrate talent to ensure differentiated rewards based on performance. It is intended that variations (i.e. increases or decreases) in Participant’s Bonus Awards which result from personal performance ratings will not result in an increase in the aggregate Bonus Pool available to all eligible Participants.

Personal goals for each Participant are to be developed jointly by the Participant and his/her supervisor for the Fiscal Year. Attainment of such goals and other performance criteria, both quantifiable and non-quantifiable, may be used to arrive at an overall individual performance rating. Such criteria will be applied consistently to Participants with similar duties pursuant to an evaluation process to be reviewed and approved by the Chief Human Resources Officer. The Management Committee reserves the right, in its sole discretion, to accept the personal performance and bonus recommendation for each Participant or to modify any personal performance and bonus recommendation for any Participant, as the Management Committee deems appropriate.

EXHIBIT B

Plan Financial Targets for Vice President Level and Above

The Financial Targets for the Fiscal Year Plan will be as follows (the “Financial Target(s)”):

ADJUSTED EBITDA: ***

REVENUE: ***

WORKING CAPITAL: ***

Minimum Targets

No payout will be made to Participants unless the Company achieves (i) a minimum Adjusted EBITDA of 90% of the aforementioned Financial Target for Adjusted EBITDA; and (ii) a minimum Revenue of 95% of the aforementioned Financial Target for Revenue (the “Minimum Targets”).

Subject to achievement of the Minimum Targets, a Participant’s Bonus Award will equal:

(x)	Participant’s target Bonus Award multiplied by

(y)	Payout % which will be the sum of:

i)	60% of payout will be based on Adjusted EBITDA for all eligible Participants

•	Adjusted EBITDA Payout % will be 0% if actual Adjusted EBITDA achieved is below 90% of the Financial Target for Adjusted EBITDA.

•	Adjusted EBIDTA Payout % will be 60% if actual Adjusted EBITDA achieved exceeds 90% of the Financial Target for Adjusted EBITDA, but is less than 100% of the Financial Target for Adjusted EBITDA.

•	Adjusted EBITDA Payout % will be 100% if actual Adjusted EBITDA achieved is equal to 100% of the Financial Target for Adjusted EBITDA.

•	For each additional 3% of actual Adjusted EBITDA achieved beyond 100% of the Financial Target for Adjusted EBITDA, the Adjusted EBITDA payout will increase by 5%.

•	Under no circumstance will Adjusted EBITDA payout exceed 150%.

Illustrative Table:

% of Financial Target Achieved	Adjusted EBITDA Payout %
<90%	0%
>=90%	60%
>=100%	100%
>=115%	125%
>=130%	150%

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.

ii)	20% of Payout will be based on Revenue for all eligible Participants

•	Revenue Payout % will be 0% if actual Revenue achieved is below 95% of the Financial Target for Revenue.

•	Revenue Payout % will be 60% if actual Revenue achieved exceeds 95% but is less than 100% of the Financial Target for Revenue.

•	Revenue Payout % will be 100% if actual Revenue achieved is equal to 100% of the Financial Target for Revenue.

•	For each additional 1% of actual Revenue achieved beyond the Financial Target for Revenue, the Revenue payout will increase by 5%.

•	Under no circumstance will Revenue payout exceed 150%.

Illustrative Table:

% of Financial Target Achieved	Revenue Payout %
<95%	0%
>=95%	60%
>=100%	100%
>=105%	125%
>=110%	150%

iii)	20% of payout will be based on Working Capital (“WC”) for all eligible Participants

•	WC Payout % will be 0% if actual WC achieved exceeds 105% of the Financial Target for WC.

•	WC Payout % will be 60% if actual WC achieved is less than 105% of the Financial Target for WC but greater than 100% of the Financial Target for WC.

•	WC Payout % will be 100% if actual WC achieved is equal to 100% of the Financial Target for WC.

•	For each additional 5% of WC reductions achieved below 100% of the Financial Target for WC, WC Payout % will increase 5%.

•	Under no circumstance will WC Payout % exceed 150%.

•	In the event that the Company accesses the Accounts Receivables revolver (from SVB or any other lender), then no WC Payout % will be earned.

Illustrative Table:

% of Financial Target Achieved	WC Payout %
>105%	0%
<=105%	60%
<=100%	100%
<=75%	125%
<=50%	150%

Payout Calculation Examples:

	Adj. EBITDA	Revenue	Working Capital	Payout of Target Bonus
Weighting	60%	20%	20%

Scenario 1 – Adjusted EBITDA, Revenue and WC below Minimum Target

Results	85%	90%	110%
Payout %	0%	0%	0%	0%

Scenario 2 – Adjusted EBITDA and Revenue slightly below Financial Target (but above Minimum Target) and WC meets Financial Target

Results	95%	95%	100%
Payout %	60%	60%	100%	68%

Scenario 3 – Adjusted EBITDA and Revenue meets Financial Target and WC exceeds Financial Target

Results	100%	100%	75%
Payout %	100%	100%	125%	105%

Scenario 4 – Adjusted EBITDA and Revenue exceed Financial Target and WC meets Financial Target

Results	115%	105%	100%
Payout %	125%	125%	100%	120%

EXHIBIT C

Target Bonus Percentages by Job Title

Target Bonus Percentages by position or job level are as follows:

Position / Job Level	US Tgt %	UK Tgt %	NL Tgt%	SGD Tgt %
Chief Executive Officer	75%	n/a	n/a	n/a
President & Chief Operating Officer	55%	n/a	n/a	n/a
Chief Marketing & Strategy Officer	50%	n/a	n/a	n/a
Chief Financial Officer	55%	n/a	n/a	n/a
General Counsel	50%	n/a	n/a	n/a
Chief Human Resources Officer	***	***	***	***
VP/SVP, Product Strategy	***	***	***	***
VP/SVP, Product Development	***	***	***	***
VP/SVP, Solutions & Services	***	***	***	***
VP/SVP, Operations & IT	***	***	***	***
Senior Director	***	***	***	***
Director	***	***	***	***
Senior Manager/IC Advisor	***	***	***	***
Manager	***	***	***	***
Individual Contributors	***	***	***	***
Support (Non-Exempt Employees) and All Others	***	***	***	***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the Commission.